EXHIBIT 10.4 (y)

NON-QUALIFIED STOCK OPTIONS
ISSUED UNDER
AMENDED AND RESTATED
RYDER SYSTEM, INC. 2012 EQUITY AND INCENTIVE COMPENSATION PLAN

2016 TERMS AND CONDITIONS

The following terms and conditions apply to the non-qualified stock option (“Option”) granted by Ryder System, Inc. (the “Company”) under the Amended and Restated Ryder System, Inc. 2012 Equity and Incentive Compensation Plan (the “Plan”) during the 2016 calendar year, as specified in the Stock Option Award Notification (the “Notification”) for the Option which references these terms and conditions. Certain terms of the Option, including the number of Shares subject to the Option, the exercise price, the vesting schedule and the expiration date, are set forth in the Notification. The terms and conditions contained herein may be amended by the Compensation Committee of the Company’s Board of Directors (the “Committee”) as permitted by the Plan. Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Plan or in the Notification.

1.
General. The Option represents the right to purchase Shares on the terms and conditions set forth herein, in the Notification and the Plan, the applicable terms, conditions and other provisions of which are incorporated by reference herein. A copy of the Plan and the documents that constitute the “Prospectus” for the Plan under the Securities Act of 1933 have been made available to the Participant prior to or along with delivery of the Notification. In the event there is an express conflict between the provisions of the Plan and those set forth in these terms and conditions, the terms and conditions of the Plan shall govern.

2.
Exercisability of Option. Subject to Sections 4 and 5 below, the Option shall vest and become exercisable pursuant to the vesting schedule set forth in the Notification and shall remain exercisable until the expiration date set forth in the Notification, or such other expiration date designated by the Committee pursuant to Section 7 of the Plan (the “Expiration Date”).

3.
Exercise Procedures. The Option, to the extent exercisable, may be exercised by delivering to the Company’s stock administrator, notice of intent to exercise in the manner designated by the stock administrator on behalf of the Company which may vary based on the Participant’s position with the Company. Payment of the aggregate exercise price and applicable withholding taxes shall be made in the manner, consistent with the Plan and these terms and conditions, designated by the stock administrator on behalf of the Company.

4.
Termination of Option; Forfeiture. Notwithstanding the vesting and expiration dates set forth in the Notification, the Option will terminate upon or following the termination of the Participant’s employment with the Company and its Subsidiaries as described below. Except as otherwise provided in Section 4(d) and 5(a) below, upon the Participant’s termination of employment for any reason, the unvested portion of the Option will immediately terminate. For purposes of these terms and conditions, a Participant shall not be deemed to have terminated his or her employment with the Company and its Subsidiaries if he or she is then employed by the Company or another Subsidiary without a break in service.

(a)
Resignation by the Participant or Termination by the Company or a Subsidiary other than for Cause: Except as otherwise provided in this Section 4 or Section 5(b) below, the vested portion of the Option will terminate at 12:01 a.m. on the 91st day following the Participant’s last day of employment (but not later than the Expiration Date), provided that if the Participant dies during such 90 day period, such portion of the Option will terminate no earlier than 12:01 a.m. on the first anniversary of the date of death (but not later than the Expiration Date) and provided further that, if, upon such termination, the Participant is entitled to severance benefits in the form of salary continuation, then the vested portion of the Option will terminate at 12:01 a.m. on the 91st day following the date that salary continuation is no longer payable to the Participant (but not later than the Expiration Date).

Notwithstanding the foregoing, if the Participant is terminated by the Company or a Subsidiary without Cause and is subsequently re-employed by the Company or a Subsidiary prior to 12:01 a.m. on the 91st day following the later of (i) the last day of employment or (ii) if applicable, the date that salary continuation is no longer payable to the Participant, but in either case, not later than the Expiration Date, then the vested, but unexercised, portion of the Options will remain exercisable until the Expiration Date, unless terminated earlier pursuant hereto.

In the event that the Participant voluntarily terminates his or her employment with the Company or a Subsidiary and is subsequently re-employed by the Company or a Subsidiary prior to 12:01 a.m. on the 91st day following the Participant’s last day of employment (but not later than the Expiration Date), then the vested, but unexercised, portion of the Options will remain exercisable until the Expiration Date, unless terminated earlier pursuant hereto.

(b)
Retirement: If a Participant’s employment terminates for any reason (other than for Cause, death or Disability) at a time when he or she is eligible for Retirement, then the vested portion of the Option will terminate upon the Expiration Date.

(c)
Termination due to Death: If a Participant’s employment terminates on account of the Participant’s death, the vested portion of the Option will expire upon the Expiration Date. Following the Participant’s death, the right to exercise such vested portion will pass to the Participant’s Beneficiary.

(d)
Termination due to Disability: If a Participant’s employment terminates on account of the Participant’s Disability, the unvested portion of the Option that would otherwise have become vested during the three years following Disability will continue to vest as scheduled (without regard to subsequent status changes). The vested portion of the Option, including the portion that becomes vested pursuant to the preceding sentence, will expire upon the Expiration Date.

(e)
Termination for Cause: Notwithstanding the foregoing provisions of this Section 4, the entire Option, including the vested portion, will terminate immediately upon the Participant’s termination of employment for Cause. To the extent the Participant exercised any portion of the Option during the one year period immediately prior to the date of such termination of employment for Cause, the Company shall have the right to reclaim and receive from the Participant all Shares delivered to the Participant upon such exercise, or to the extent the Participant has transferred such Shares, the after-tax equivalent value thereof (as of the date the Shares were transferred by the Participant) in cash, and in each case upon receipt thereof, the Company shall return the exercise price paid by the Participant.

(f)
Proscribed Activity: If, during the Proscribed Period but prior to a Change of Control, the Participant engages in a Proscribed Activity, then any portion of the Option still outstanding shall terminate and the Company shall have the right to reclaim and receive from the Participant all Shares delivered to the Participant upon the exercise of the Option during the one year period immediately prior to, or at any time following, the date of the Participant’s termination of employment, or to the extent the Participant has transferred such Shares, the after-tax equivalent value thereof (as of the date the Shares were transferred by the Participant) in cash, and in each case upon receipt thereof, the Company shall return the exercise price paid by the Participant.

5.	Change of Control.

(a)
Treatment of the Option: In the event of a Change of Control, the Committee may take such actions with respect to the Option as it deems appropriate pursuant to the Plan; provided that if the Option continues in effect after a Change of Control and the Participant’s employment is terminated by the Company without Cause, the Participant terminates employment for Good Reason, or the Participant’s employment is terminated on account of death, Disability or Retirement, in each case, upon or within 24 months following the Change of Control, any unvested portion of the Option shall become fully vested upon such termination of employment.

(b)
Option Termination: Notwithstanding anything contained herein to the contrary and except as otherwise determined by the Committee prior to a Change of Control in accordance with Section 7 or 8 of the Plan, in the event of a Change of Control, any portion of the Option which is vested as of the Change of Control or becomes vested upon or following the Change of Control (whether pursuant to this Section 5 or otherwise) shall remain outstanding until the Expiration Date, but subject to earlier termination under the circumstances described in Sections 4(e) and (f) above.

(c)
Termination of Employment Prior to a Change of Control: For purposes of this Section 5, the term Option shall refer only to those Options that are outstanding at the time of the Change of Control and not to any unvested Options that have terminated pursuant to Section 4 above, provided that, if (i) the Participant’s employment was terminated by the Company other than for Cause or Disability during the 12 month period prior to the Change of Control, (ii) during such 12 month period, the Participant does not engage in a Proscribed Activity, and (iii) the Committee determines, in its sole and absolute discretion, that the decision related to such termination was made in contemplation of the Change of Control, within 30 days following the Change of Control, with respect to any portion of the Option which the Participant forfeited upon the Participant’s termination of employment, the Participant shall receive a lump sum cash payment per Share equal to the excess, if any, of the Fair Market Value of a Share on the date that the Change of Control occurs, over the exercise price per Share subject to the Option. In addition, in the event that a Participant’s employment terminates on account of Disability prior to a Change of Control, any portion of the Option which is unvested and outstanding as of the Change of Control and would otherwise vest during the three years following Disability in accordance with Section 4(d) above shall become fully vested upon the Change of Control.

6.
U.S. Federal, State and Local Income Withholding. The Participant is solely responsible for the satisfaction of all taxes that may arise in connection with the Option, and the Option may not be exercised unless the Participant makes arrangements satisfactory to the Company to ensure that its withholding tax obligations will be satisfied. At the time of taxation, the Company shall have the right to deduct from other compensation or from amounts payable with respect to the Option, including by withholding Shares otherwise issuable upon the exercise of the Option, an amount equal to the federal (including FICA), state and local income and payroll taxes and other amounts as may be required by law to be withheld with respect to the Option. Notwithstanding the foregoing, the Company may satisfy any tax obligations it may have in any other jurisdiction outside the U.S. in any manner it deems, in its sole and absolute discretion, to be necessary or appropriate.

7.	Definitions.

(a)	“Proscribed Activity” means any of the following:

(i)
the Participant’s breach or violation of (A) any written agreement between the Participant and the Company or any of its Subsidiaries, including any agreement relating to nondisclosure, noncompetition, nonsolicitation and/or nondisparagement, to the extent such agreements are enforceable under applicable law, or (B) any legal obligation it may have to the Company;

(ii)
the Participant’s direct or indirect unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary, including, but not limited to, such matters as costs, profits, markets, sales, products, product lines, key personnel, pricing policies, operational methods, customers, customer requirements, suppliers, plans for future developments, and other business affairs and methods and other information not readily available to the public;

(iii)
the Participant’s direct or indirect engaging or becoming a partner, director, officer, principal, employee, consultant, investor, creditor or stockholder in/for any business, proprietorship, association, firm or corporation not owned or controlled by the Company or its Subsidiaries which is engaged or proposes to engage in a business competitive directly or indirectly with the business conducted by the Company or its Subsidiaries in any geographic area where such business of the Company or its Subsidiaries is conducted, provided that the Participant’s investment in 1% or less of the outstanding capital stock of any corporation whose stock is listed on a national securities exchange shall not be treated as a Proscribed Activity;

(iv)
the Participant’s direct or indirect, either on the Participant’s own account or for any person, firm or company, soliciting, interfering with or inducing, or attempting to induce, any employee of the Company or any of its Subsidiaries to leave his or her employment or to breach his or her employment agreement;

(v)
the Participant’s direct or indirect taking away, interfering with relations with, diverting or attempting to divert from the Company or any Subsidiary any business with any customer of the Company or any Subsidiary, including (A) any customer that has been solicited or serviced by the Company within one year prior to the date of termination of the Participant’s employment with the Company and (B) any customer with which the Participant has had contact or association, or which was under the supervision of the Participant, or the identity of which was learned by the Participant as a result of the Participant’s employment with the Company;

(vi)
following the Participant’s termination of employment, the Participant’s making of any remarks disparaging the conduct or character of the Company or any of its Subsidiaries, or their current or former agents, employees, officers, directors, successors or assigns; or

(vii)
the Participant’s failure to cooperate with the Company or any Subsidiary, for no additional compensation (other than reimbursement of expenses), in any litigation or administrative proceedings involving any matters with which the Participant was involved during the Participant’s employment with the Company or any Subsidiary.

Notwithstanding the foregoing, nothing in these terms and conditions restricts or prohibits the Participant from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with, a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. The Participant does not need the prior authorization of the Company to engage in such communications with the Regulators, respond to such inquiries from the Regulators, provide confidential information or documents to the Regulators, or make any such reports or disclosures to the Regulators. The Participant is not required to notify the Company that the Participant has engaged in such communications with the Regulators.

If the Participant primarily provides services in California, subsection (iii) above shall not apply to the Participant and subsection (v) above shall apply to the Participant only to the extent that the Participant uses or discloses confidential information of the Company or any if its Subsidiaries in performing such Proscribed Activity and to the extent permitted by applicable law.

(b)
“Proscribed Period” means the period beginning on the date of termination of the Participant’s employment and ending on the later of (A) the one year anniversary of such termination date or (B) if the Participant is entitled to severance benefits in the form of salary continuation, the date on which salary continuation is no longer payable to the Participant.

(c)
“Retirement” means termination of employment for any reason (other than for Cause or by reason of death or Disability) upon or following attainment of age 55 and completion of 10 years of service, or upon or following attainment of age 65 without regard to years of service; provided that, Retirement shall not be deemed to occur unless such termination of service constitutes a separation from service, as defined by Section 409A of the Code.

8.
Company Policies. The Option and any Shares or cash delivered pursuant to the Option shall be subject to all applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company’s Board of Directors from time to time.

9.
Other Benefits. No amount accrued or paid under this Award shall be deemed compensation for purposes of computing a Participant’s benefits under any retirement plan of the Company or its Subsidiaries, nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the Participant’s level of compensation.